Exhibit 99.1

COMP
E. Robert Spear (8672)
E. ROBERT SPEAR, PC
818 Gass Avenue
Las Vegas, Nevada 89101
Telephone: (702) 750-0571
Facsimile: (702) 750-0572
Email: rspear@spearlegal.com

Attorney for plaintiff Fuego Entertainment, Inc.

DISTRICT COURT

CLARK COUNTY, NEVADA

Fuego Entertainment, Inc., a Nevada Corporation, Plaintiff, vs. ViaShow, Inc., a Nevada Corporation and Nicole Durr, individually. Defendants.	Case no.: Dept. no.: COMPLAINT AND DEMAND FOR JURY TRIAL Arbitration exempt: amount in controversy

Plaintiff Fuego Entertainment, Inc. (“Plaintiff” or “Fuego”) sues Defendants ViaShow, Inc. (“ViaShow”) and Nicole Durr (“Durr”) (collectively “Defendants”) and states:
1.             This is an action for accounting, breach of contract, unjust enrichment, fraudulent inducement, conversion and negligent misrepresentation.
THE PARTIES
2.             Plaintiff Fuego Entertainment, Inc., is a Nevada corporation with its principal place of business in Miami-Dade County, Florida.
3.             Upon information and belief, Defendant ViaShow is a corporation organized under the laws of the State of Delaware, which is registered as a foreign corporation in the State of Nevada and has its principal office and place of business in Clark County, Nevada.

4.             Upon information and belief, Durr is a resident of Clark County, Nevada.
JURISDICTION AND VENUE
5.             This is an action for damages in excess of $10,000.00 exclusive of interest, costs, and attorneys’ fees and for equitable relief.
6.             Venue is proper in Clark County, Nevada because that is the location where the Defendants reside or may be found and where the causes of action accrued as a substantial part of the events or omissions giving rise to the claims asserted herein occurred.
ALLEGATIONS COMMON TO ALL CAUSES OF ACTION
7.             On or around March 3, 2005, Fuego and ViaShow entered into an agreement in connection with the financing and promotion of the live stage musical performances known as Havana Night Club (the “Royalty Agreement”).  A true and correct copy of the Royalty Agreement is attached hereto as Ex. “A.”
8.             Under the terms of the Royalty Agreement, ViaShow promised to present the Havana Night Club show (hereinafter the “Show”) as part of a “Five City Tour” which tour included performance of the Show in five specific and different Cities on dates set forth in the Royalty Agreement.
9.             Thereafter, on or around September 19, 2005, following three purported performances of the Show in just one City, Miami, Florida, the Parties executed an amendment to the Royalty Agreement modifying the term “Five City Tour” to mean live performance of the Show to include alleged performances of the Show already conducted in Miami, Florida on May 10, 2005, May 27, 2005 and May 28, 2005 and three additional performances of the Show to be performed in either New York, New Jersey, Chicago, Dallas, Houston and or California in 2006 (the “Amendment”).  A copy of the Royalty Agreement Amendment is attached hereto as Ex. “B.”

10.           ViaShow and Durr expressly represented and covenanted to Fuego that the Show would be performed in at least three additional Cities besides Miami, Florida.
11.           The Royalty Agreement provides that the term of the Royalty Agreement commenced upon execution of the Royalty Agreement on or around March 3, 2005 and does not conclude until the completion of the last Show comprising the Five City Tour.  As ViaShow has failed and/or refused to conduct all six shows in accordance with the terms of the Royalty Agreement and Amendment thereto, the terms of the Royalty Agreement remain ongoing and in full force and effect.
12.           Pursuant to the terms of the Royalty Agreement, Fuego, in conjunction with two other investors, was to pay ViaShow the sum of $1,500,000.00 in exchange for a royalty interest in all revenues received by ViaShow in connection with the performances of the Show.
13.           Of the total $1,500,000.00 the investors paid to ViaShow following ViaShow’s representations and promises that the investors would be reimbursed with revenues generated by the Show’s performances, Plaintiff Fuego contributed $517,400.00 of this sum (the Fuego “Investment Sum”).
14.           In accordance with the terms of the Royalty Agreement, in exchange for Fuego’s Investment Sum, ViaShow agreed to pay Fuego 20% of all tour revenue until Fuego recouped its total Investment Sum and, following recoupment of this Investment Sum, ViaShow promised to thereafter pay Fuego 20% of all ongoing revenues generated by the Show.  See Ex. “A” at § 1.3(a) and (b).
15.           Prior to the execution of the Royalty Agreement, and additionally included in the terms of the Royalty Agreement, ViaShow promised and represented to Fuego that it would use its best efforts in connection with the promotion of the Show to realize the greatest return of revenue as possible.

16.           In addition, prior to the execution of the Royalty Agreement, Durr made representations and promises to Fuego that all performances of the Show in connection with the Five City Tour would be promoted and performed and that revenues generated from the Show would be distributed to Fuego in accordance with the terms of the Royalty Agreement.
17.           ViaShow and Durr additionally promised and represented to Fuego that Fuego would unequivocally recoup its Investment Sum should it elect to provide this capital investment to ViaShow and Durr.
18.           Notwithstanding all the promises and representations of ViaShow and Durr, including all representations and obligations as set forth in the Royalty Agreement and Amendment, ViaShow failed to promote and ensure performance of all six Shows.
19.           In addition, ViaShow and Durr completely failed and/or refused to pay Fuego any royalties whatsoever in connection with the performance and production of any of the Shows that actually were conducted.
20.           In accordance with the express terms of the Royalty Agreement, ViaShow is deemed to have breached the Royalty Agreement in the event that it fails to pay Fuego as set forth in the Royalty Agreement.  To date, ViaShow and Durr have failed to pay Fuego any monies in connection with the performance of the Show.  See Ex. “A” at § 4.1(a).
21.           ViaShow was expressly bound and obligated to promote and ensure performance of at least six of the Shows in at least four different venues excepting only the instance where performance of the Show become impossible due to force majeure events including war, strike, accident, act of God, civil unrest, epidemic, death, illness, or act or order of any governmental authority.  See Ex. “A” at § 5.6.

22.           None of these force majeure events occurred which precluded ViaShow from promoting the Show in all agreed venues and the agreed amount of times.
23.           In fact, upon information and belief, for the performances of the Shows that ViaShow actually did conduct, ViaShow was able to sell every ticket offered or close thereto.
24.           Notwithstanding the fact that ViaShow sold out each performance of the Show it did promote, it still completely failed and/or refused to pay Fuego any royalties whatsoever in connection with the performance and production of any of the Shows.
25.           Irrespective of whether ViaShow sold all offered tickets to the performances of the Shows it did actually promote, ViaShow was expressly bound by the terms of the Royalty Agreement to fulfill all shows included in the agreed tour.
26.           Following ViaShow’s express and implied breaches of the Royalty Agreement and Amendment thereto, on or around February 26, 2008, Fuego send a formal letter to ViaShow delineating ViaShow’s breaches of the Royalty Agreement and demanding repayment of the Investment Sum Fuego contributed to ViaShow and Durr.
27.           Thereafter, on the same date, ViaShow responded to Fuego’s demand by rejecting this demand and claiming that no revenue was ever generated and, further, that ViaShow unilaterally elected not to proceed with performing the remaining Shows as it was obligated under the terms of the Royalty Agreement because it deemed such additional performances “imprudent.”  A true and correct copy of ViaShow’s February 26, 2008 letter to Fuego is attached hereto as Ex. “C.”
28.           In addition, in its February 26, 2008 response letter to Fuego’s formal demand for repayment of the Investment Sum, ViaShow requested Fuego provide documentation, “including canceled check(s), wire transfer or other information, confirming Fuego’s investment.”

29.            The following day, Fuego responded to ViaShow’s correspondence and, per ViaShow’s request, provided clear and direct proof and evidence of Fuego’s Investment Sum totaling $517,400.00 that it contributed to ViaShow.  Further, Fuego then requested all accounting statements in connection with the Five City Tour including all documents that evidenced income received by ViaShow and all expenses incurred during the course of these promotional efforts.  Fuego further requested an affidavit from ViaShow verifying ViaShow’s representations that “no Tour Revenue (as defined in the Royalty Agreement) was ever generated.”  A copy of Fuego’s February 27, 2008 letter to ViaShow is attached hereto as Ex. “D.”
30.           In ViaShow’s response to Fuego’s February 27, 2008 letter, ViaShow expressly conceded that it did not promote all performances of the Show to which it was obligated pursuant to the express terms of the Royalty Agreement, which failure and/or unilateral refusal constitutes a default under the terms of the Royalty Agreement.  Notwithstanding ViaShow’s express admission that it breached the Royalty Agreement, ViaShow nonetheless maintained that it would continue to refuse to honor its obligations under the Royalty Agreement and further refused to refund Fuego’s Investment Sum.  A copy of ViaShow’s February 28, 2008 letter is attached hereto as Ex. “E.”
31.           Fuego’s letter to ViaShow on or around February 27, 2008, contemporaneous with ViaShow’s clear repudiation of its obligations under the Royalty Agreement and Amendment, in accordance with the terms of the Royalty Agreement, constituted the provision to ViaShow of formal written notice of its breach and events of default thereby triggering ViaShow’s 90-business day cure period to remedy any such breaches.   See Ex. “A” at § 4.1(d).

32.           Following the expiration of this 90-business day cure period, ViaShow has still failed and/or refused to cure its breaches and events of default under the Royalty Agreement and Amendment.
33.           All conditions precedent to the institution of this action have been performed, have occurred, have been waived or have otherwise been excused.
34.           In accordance with the express terms of the Royalty Agreement, ViaShow “agrees to pay any and all legal fees incurred” by Fuego “in enforcing its rights under this Agreement should it be determined in accordance with the laws of the State of Nevada” that Fuego” is justified in any and all such action(s).”  See Ex. “A” at § 5.3.

COUNT ONE
(Accounting)
Against Defendant ViaShow

35.           Fuego incorporates and repleads the allegations of paragraphs 1-34 above as though fully set forth herein.
36.           On or around March 3, 2005, Fuego and ViaShow entered into the Royalty Agreement whereby Fuego agreed to give ViaShow $517,400.00 in connection with the musical performances of the Show in exchange for royalty payments consisting of revenue ViaShow earned from the performances of the Show.
37.           After purportedly promoting several of the Shows and selling all or almost all offered tickets, ViaShow is now denying Fuego’s right to payments of any royalty payments or interest or recoupment of the Investment Sum and have refused to pay Fuego any amounts whatsoever.
38.           Pursuant to the Royalty Agreement, Fuego has the right to audit and inspect ViaShow’s books, records and accounts, including all revenues received resulting from performances of the Show, in order to monitor ViaShow’s compliance with the Royalty Agreement.

39.           Accordingly, Fuego requests that the Court order a full accounting of the assets, liabilities, profits and revenues of ViaShow in connection with the performances of the Show it purportedly promoted , and such other relief as the Court may deem just and proper.
40.           Fuego has been forced to retain counsel to prosecute this action and requests an award of reasonable attorneys fees and costs therefor.

COUNT TWO
(Breach of Contract)
Against Defendant ViaShow

41.           Fuego incorporates and repleads the allegations of paragraphs 1-40 above as though fully set forth herein.
42.           On or around March 3, 2005, Fuego and ViaShow entered into and executed the Royalty Agreement in connection with the financing and promotion of the live stage musical performances of the Show.
43.           Fuego complied with its obligations under the terms of the Royalty Agreement, including, but not limited to, payment to ViaShow in the amount of $517,400.00.
44.           Under the terms of the Royalty Agreement, ViaShow promised to present the Havana Night Club show (hereinafter the “Show”) as part of a Five City Tour which tour included performance of the Show in five specified venues on dates set forth in the Royalty Agreement.
45.           On or around September 19, 2005, following execution of the Royalty Agreement, the parties executed the Amendment to the Royalty Agreement amending the term “Five City Tour” to mean live performance of the Show to include performance of the Show in Miami, Florida on May 10, 2005, May 27, 2005 and May 28, 2005 and three additional performances of the Show in either New York, New Jersey, Chicago, Dallas, Houston and or California in 2006 (the “Amendment”).

46.           ViaShow expressly represented and covenanted that the Show would be performed in the six designated venues.
47.           ViaShow expressly represented and covenanted that Fuego would receive royalty payments following each performance of the Show which payments would result in the recoupment of Fuego’s Investment Sum and additional percentages of revenue stemming from the performance of the Show including 20% of all tour revenue.
48.           Following ViaShow’s failure and/or refusal to pay Fuego any sums of money in connection with the performances of the Show, and, ViaShow’s failure and/or refusal to promote the show for the requisite amount of times, Fuego demanded that Defendant repay the Investment Sum but Defendant failed and/or refused to do so.
49.           ViaShow has breached the Royalty Agreement and the Amendment, including by failing and  and/or refusing to repay the Investment Sum to Fuego, including interest, after proper demands for repayment have been made constitute a breach of the Royalty Agreement and the Amendment.
50.           Defendant’s failure to promote and perform the show as agreed also constitute a breach of the Royalty Agreement and the Amendment.
51.           Fuego has suffered damages as a consequence of Defendant’s breaches in an amount greater than $10,000.00, the specific amount to be proven at trial.
52.           Fuego has been forced to retain counsel to prosecute this action and requests an award of reasonable attorneys’ fees and costs therefor.

COUNT THREE
(Unjust Enrichment)
Against Defendant ViaShow

53.           Fuego incorporates and repleads the allegations of paragraphs 1-52 above as though fully set forth herein.
54.           As set forth above, Fuego contributed the sum of $517,400.00 to Defendant ViaShow in connection with the financing and promotion of the Show.
55.           Fuego conferred a benefit upon Defendant when it contributed the Investment Sum.
56.           Defendant ViaShow appreciated, accepted, and retained the Investment Sum received from Fuego.  However, despite accepting the Investment Sum, ViaShow has refused to pay any interest or revenues to Fuego (including recoupment of the Investment Sum) owed to Fuego.
57.           In addition, as set forth above, ViaShow appreciated, accepted and retained the Investment Sum from Fuego and yet still failed and/or refused to promote and finance all the Shows it was required to present.
58.           ViaShow’s retention of the benefit of such Investment Sum from Fuego would be unjust and inequitable unless ViaShow pays Fuego the Investment Sum and all interest and revenues to which it is entitled.
59.           The acceptance and retention of the Investment Sum by Defendant ViaShow has unjustly enriched it to the detriment of Fuego.
60.           Fuego has suffered damages as a consequence of Defendant’s breaches in an amount greater than $10,000.00, the specific amount to be proven at trial.

61.           Fuego has been forced to retain counsel to prosecute this action and requests an award of reasonable attorneys’ fees and costs therefor.

COUNT FOUR
(Fraudulent Inducement)
Against Defendants ViaShow and Durr

62.           Fuego incorporates and repleads the allegations of paragraphs 1-61 above as though fully set forth herein.
63.           At the time that Defendants ViaShow and Durr represented to Fuego that they would repay the Investment Sum following performances of the Show they had no intention of repaying Fuego or had a positive intention to not repay Fuego.
64.           Further, at the time that Defendants ViaShow and Durr represented to Fuego that ViaShow would promote at least six performances of the Show and would repay the Investment Sum following performances of the Show, they had no intention of actually performing the show the amount of times as represented and, instead, intended on retaining Fuego’s Investment Sum without expending the required monies on the performances of the Show.
65.           Defendants made the representation that the Investment Sum would be repaid to Fuego with the specific intent and purpose of inducing Fuego to contribute the Investment Sum.
66.           Fuego justifiably relied upon Defendants’ representations, including the representation that the Investment Sum would be repaid and that all performances of the Show would occur in agreeing to contribute the Investment Sum.
67.           Fuego demanded that Defendants repay the Investment Sum but Defendants failed and/or refused to do so.
68.           Fuego has suffered damages as a consequence of Defendant’s breaches in an amount greater than $10,000.00, the specific amount to be proven at trial.

69.           ViaShow and Durr’s actions as described herein were taken with oppression, fraud or malice, express or implied, entitling Fuego to an award of punitive damages.
70.           Fuego has been forced to retain counsel to prosecute this action and requests an award of reasonable attorneys’ fees and costs therefor.

COUNT FIVE
(Conversion)
Against Defendants ViaShow and Durr

71.           Fuego incorporates and repleads the allegations of paragraphs 1-70 above as though fully set forth herein.
72.           Fuego demanded that Defendants repay the Investment Sum but Defendants failed and/or refused to do so.
73.           By failing and/or refusing to repay the Investment Sum to Fuego after proper demands for repayment have been made following Defendants’ breaches of the Royalty Agreement and Amendment, including promotion and performance of the Show as required by the Royalty Agreement and Amendment, Defendants wrongfully exercised dominion and/or control over the Investment Sum inconsistent with Fuego’s rights thereto and in defiance of Fuego’s rights thereto.
74.           Fuego has suffered damages as a consequence of Defendant’s breaches in an amount greater than $10,000.00, the specific amount to be proven at trial.
75.             ViaShow and Durr’s actions as described herein were taken with oppression, fraud or malice, express or implied, entitling Fuego to an award of punitive damages.
76.           Fuego has been forced to retain counsel to prosecute this action and requests an award of reasonable attorneys’ fees and costs therefor.

COUNT SIX
(Negligent Misrepresentation)
Against Defendants ViaShow and Durr

77.           Fuego incorporates and repleads the allegations of paragraphs 1-77 above as though fully set forth herein.
78.           ViaShow and Durr had and have a pecuniary interest in the actions and business relationships contemplated by the Royalty Agreement and Amendment and failed to exercise reasonable care and competence in obtaining and communicating information to Fuego with respect to the actions and business relationships contemplated by the Royalty Agreement and Amendment.
79.           ViaShow and Durr knew or should have known that the financial and accounting information that they provided to Fuego was incorrect at the time they provided such information to Fuego.
80.           Fuego justifiably relied on the representations made by ViaShow and Durr.
81.           Fuego has suffered damages as a consequence of Defendant’s breaches in an amount greater than $10,000.00, the specific amount to be proven at trial.
82.           Fuego has been forced to retain counsel to prosecute this action and requests an award of reasonable attorneys’ fees and costs therefor.
PRAYER FOR RELIEF
Wherefore, plaintiff prays for the following relief:

1.	On its first cause of action, for an accounting as requested.
2.	On its second cause of action, for an award of compensatory damages.

3.	On its third cause of action, for an award of compensatory damages and/or an order compelling Defendants to disgorge all amounts by which they were unjustly enriched.
4.	On its fourth cause of action, for an award of compensatory and punitive damages and/or recission of the Royalty Agreement and Amendment.
5.	On its fifth cause of action, for an award of compensatory and punitive damages.
6.	On its sixth cause of action, for an award of compensatory damages.
7.	On all causes of action, for an award of reasonable attorneys fees and costs.
8.	For such other relief as the Court deems just and proper.

Dated this ____ day of August, 2008.

__________________________________ E. Robert Spear (8672) E. ROBERT SPEAR, PC 818 Gass Avenue Las Vegas, Nevada 89101

Attorney for plaintiff Fuego Entertainment, Inc.

DEMAND FOR JURY TRIAL

Plaintiff Fuego Entertainment, Inc. demands a trial by jury on all issues so triable.

Dated this ____ day of August, 2008.

__________________________________ E. Robert Spear (8672) E. ROBERT SPEAR, PC 818 Gass Avenue Las Vegas, Nevada 89101

Attorney for plaintiff Fuego Entertainment, Inc.